UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 18, 2004
                                                          ---------------

                             P & F Industries, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                    1-5332                      22-1657413
          --------                 -----------                    ----------
(State or other jurisdiction       (Commission                  (IRS Employer
     of incorporation)             File Number)              Identification No.)


300 Smith Street, Farmingdale, New York                                11735
---------------------------------------                                -----
(Address of principal executive offices)                              (Zip Code)

       Registrant's Telephone Number, including area code: (631) 694-1800
                                                           --------------


                                 Not Applicable
                   -------------------------------------------
          (Former name or former address, if changed since last report)

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     Item 5. Other Events and Regulation FD Disclosure.

     On August 18, 2004, the Board of Directors of P & F Industries, Inc. (the "Company") declared a dividend distribution of one preferred share purchase right (a "Right") for each outstanding share of Class A common stock, par value $1.00 per share ("Common Stock"), of the Company. The dividend is payable to the stockholders of record on September 6, 2004 (the "Record Date") and with respect to the Common Stock issued thereafter until the Distribution Date (as defined below) and, in certain circumstances, with respect to the Common Stock issued after the Distribution Date. Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Company a unit consisting of one one-thousandth (1/1000th) of a share (a "Unit") of Series A-2004 Junior Participating Preferred Stock, par value $10.00 per share (the "Preferred Stock"), of the Company, at a purchase price of $40 per Unit, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement"), dated as of August 19, 2004, between the Company and American Stock Transfer & Trust Company, as Rights Agent.

     Initially, the Rights will be attached to all certificates representing shares of Common Stock then outstanding, and no separate certificates evidencing the Rights ("Rights Certificates") will be distributed. The Rights will separate from the Common Stock and a "Distribution Date" will occur upon the earlier of
(i) ten days following a public announcement that a person or group of affiliated or associated persons (other than an "Exempted Person" as defined below) (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), or
(ii) ten business days (or such later date as may be determined by action of the Board of Directors) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person.

     An "Exempted Person" is (i) the Company, (ii) any subsidiary of the Company, (iii) any employee benefit plan of the Company or of any subsidiary of the Company, (iv) any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, (v) Sidney Horowitz and his associates or (vi) Richard A. Horowitz and his associates; provided, however, that (i) if Sidney Horowitz or his associates (other than Richard A. Horowitz) shall become the beneficial owner of 10% or more of the shares of Common Stock then outstanding, each of them shall be then deemed to be an Acquiring Person and (ii) if Richard A. Horowitz or his associates (including Sidney Horowitz) shall become the beneficial owner of 46% or more of the shares of Common Stock then outstanding (the "RAH Trigger Amount"), then each of them shall be deemed to be an Acquiring Person, except that Richard A. Horowitz and his associates (other than Sidney Horowitz) shall not be deemed to be an Acquiring Person as a result of being the beneficial owner of shares of Common Stock in excess of the RAH Trigger Amount solely because Sidney Horowitz or his associates (other than Richard A. Horowitz) are deemed to be an Acquiring Person.

     Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with the Common Stock,
(ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on September 6, 2014, unless earlier redeemed by the Company as described below.

     As soon as practicable following the Distribution Date, separate Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

     Each share of Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $10 per share and will be entitled to an aggregate dividend of 1000 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $1,000 per share but will be entitled to an aggregate payment (after certain payments to the holders of Common Stock) of 1000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each share of Preferred Stock will be entitled to receive 1000 times the amount received per share of Common Stock. The Preferred Stock is not redeemable.

     Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

     In the event that any person becomes an Acquiring Person (except pursuant to an offer for all outstanding shares of Common Stock at a price and on terms which the Board of Directors determines to be fair to and otherwise in the best interests of the Company and its stockholders), the Rights will entitle each holder to receive, upon exercise of the Right, the number of shares of Common Stock (or in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are or were beneficially owned by an Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

     For example, at an exercise price of $40 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $80 worth of Common Stock (or other consideration, as noted above) for $40. Assuming that the Common Stock had a per share value of $2 at such time, the holder of each valid Right would be entitled to purchase forty (40) shares of Common Stock for $40.

     In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger which follows an offer described in the second preceding paragraph), or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. There is an exception for a merger that is approved by the Board of Directors at a price which is fair to, and otherwise in the best interests of, the shareholders and in which all shareholders of the Company receive equal consideration. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

     The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

     At any time until ten days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), payable in cash, Common Stock or any other form of consideration deemed appropriate by the Board of Directors. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

     Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (other than an Acquiring Person or its associates or affiliates) or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

     Each share of Common Stock outstanding at the close of business on September 6, 2004 will receive one Right. As long as the Rights are attached to the Common Stock, the Company will issue one Right for each new share of Common Stock so that all such shares will have attached Rights. The Company has reserved 10,000 shares of Preferred Stock for issuance upon exercise of the Rights.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Board of Directors may, at its option, at any time until ten days following the Stock Acquisition Date redeem all but not less than all the then outstanding Rights at the Redemption Price.

     The Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit A the Certificate of Designation, Preferences and Rights of the Series A-2004 Junior Participating Preferred Stock of P & F Industries, Inc., as Exhibit B the Form of Rights Certificate and as Exhibit C the form of Summary of Rights to Purchase Preferred Stock of P & F Industries, Inc., is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 7. Financial Statements and Exhibits.

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibits.

     The following exhibits are filed as part of this report:

     4.1. Rights Agreement dated as of August 19, 2004 between P & F Industries, Inc. and American Stock Transfer & Trust Company, as Rights Agent, which includes as Exhibit A the Form of Certificate of Designation, Preferences and Rights of Series A-2004 Junior Participating Preferred Stock of P & F Industries, Inc., as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Stock.

     99.1 Press Release issued August 19, 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        P & F INDUSTRIES, INC.

Dated as of August 19, 2004             By: /s/ Joseph A. Molino, Jr.
                                            ------------------------------
                                            Joseph A. Molino, Jr.
                                            Vice President

                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number           Description
---------------- ---------------------------------------------------------------
4.1              Rights Agreement dated as of August 19, 2004 between P & F
                 Industries, Inc. and American Stock Transfer & Trust Company, as Rights Agent, which includes as Exhibit A the Form of Certificate of Designation, Preferences and Rights of Series
                 A-2004 Junior Participating Preferred Stock of P & F
                 Industries, Inc., as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Preferred
                 Stock.

99.1             Press Release issued August 19, 2004